EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cleco Corporation of our report dated February 26, 2009 relating to the financial statements of Acadia Power Partners, LLC, which appears in Cleco Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ PricewaterhouseCoopers LLP
New Orleans, LA December 30, 2009